                                                                     EXHIBIT 4.4


                             UNIPHY HEALTHCARE, INC.

                      AMENDED AND RESTATED VOTING AGREEMENT


         This AMENDED AND RESTATED VOTING AGREEMENT (the "Amended and Restated Voting Agreement") is made and entered into this 25th day of June, 1999, by and among UNIPHY HEALTHCARE, INC., a Tennessee corporation (the "Company"), and those Persons identified on Exhibit A attached hereto (collectively, the "Investors" and each individually an "Investor").

                                    RECITALS

         WHEREAS, those Investors so identified on Exhibit A attached hereto are common shareholders of the Company who either (1) formerly held shares of preferred stock of the Company (the "UniPhy Preferred Shareholders") or (2) key employees of the Company who received founders common stock of the Company (the "UniPhy Founders") and who are parties to the Voting Agreement, dated April 16, 1998 (the "Voting Agreement"); and

         WHEREAS, those Investors so identified on Exhibit A attached hereto are current key shareholders (the "ARC Key Shareholders") of Ambulatory Resource Centres, Inc., a Tennessee corporation ("ARC"), who, following the Merger (as defined below), will become common shareholders of the Company; and

         WHEREAS, the Company, UniPhy Acquisition Sub, Inc., a Tennessee corporation and a wholly-owned subsidiary of the Company ("UniPhy Sub"), and ARC are parties to an Agreement and Plan of Merger, dated June 8, 1999 (the "Merger Agreement"), whereby UniPhy Sub shall merge with and into ARC, each outstanding share of common stock of ARC shall be converted into the right to receive 6.54 shares of common stock of the Company and ARC shall become a wholly-owned subsidiary of the Company (the "Merger"); and

         WHEREAS, it is a condition to the closing of the Merger pursuant to the Merger Agreement that each of the parties hereto enter into this Amended and Restated Voting Agreement; and

         WHEREAS, each of the parties hereto shall receive a substantial benefit from the closing of the Merger; and

         WHEREAS, the UniPhy Preferred Shareholders and the UniPhy Founders desire to amend and restate and to supersede in its entirety the Voting Agreement in the manner set forth herein; and

         WHEREAS, the ARC Key Shareholders desire to join and be entitled to the rights and subject to the obligations provided in the Voting Agreement, as amended and restated in this Amended and Restated Voting Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.   VOTING.

         1.1 Investor Shares. The Investors each agree to vote all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Investors after the date hereof (hereinafter collectively referred to as the "Investor Shares"), subject to, and in accordance with, the provisions of this Amended and Restated Voting Agreement.

         1.2 Agreement to Vote. At each election of directors during the term of this Amended and Restated Voting Agreement, each Investor shall vote all of such person's Investor Shares for the election as directors: (i) one representative of Pacific Venture Group; (ii) one representative of The Martin Investment Partnership or its subsidiary; (iii) one representative of ABS Capital Partners, L.P.; (iv) the person from time to time designated as the Chief Executive Officer of the Company; (v) the person from time to time designated as the Chief Operating Officer of the Company; (vi) one (1) person nominated by Charles N. Martin, Jr.; (vii) one (1) person nominated by Richland Ventures II, L.P. and (viii) two (2) persons nominated by Arthur S. DeMoss Foundation, Cal Turner, Jr., First Avenue Partners, L.P., HLM/CB Fund, L.P., HLM Partners VII, L.P., Piper Jaffrey, Inc. South Atlantic Private Equity Fund IV
(QP), South Atlantic Private Equity Fund IV, L.P. and WW Two, L.P. Any vote taken to remove any director elected pursuant to this Section 1.2, or to fill any vacancy created by the resignation of a director elected pursuant to this
Section 1.2, shall also be subject to the provisions of this Section 1.2.

         1.3  Legend.

              (a) Concurrently with the execution of this Amended and Restated Voting Agreement, there shall be imprinted or otherwise placed, on certificates representing the Investor Shares the following restrictive legend (the "Legend"):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE
              TERMS AND CONDITIONS OF AN AMENDED AND RESTATED VOTING AGREEMENT, DATED JUNE 25, 1999, WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT



            Signature page to Amended and Restated Voting Agreement

              CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

              (b) The Company agrees that, during the term of this Amended and Restated Voting Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Investor Shares theretofore represented by a certificate carrying the Legend.

         1.4 Successors. The provisions of this Amended and Restated Voting Agreement shall be binding upon the successors in interest to any of the Investor Shares. The Company shall not permit the transfer of any of the Investor Shares on its books or issue a new certificate representing any of the Investor Shares unless and until the person to whom such security is to be transferred shall have executed a written Agreement, pursuant to which such person becomes a party to this Agreement or otherwise agrees to be bound by all the provisions hereof as if such person were an Investor, as applicable.

         1.5 Other Rights. Except as provided by this Amended and Restated Voting Agreement, each Investor shall exercise the full rights of a shareholder with respect to the Investor Shares, respectively.

         1.6 Termination. This Amended and Restated Voting Agreement shall terminate in its entirety on the earlier of (a) ten years following the date of this Agreement or (b) the date of the closing of a firmly underwritten public offering of the common stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a price per share of not less than $7.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares effected after the date of this Amended and Restated Voting Agreement) and aggregate gross proceeds of not less than $20,000,000.

         2.   MISCELLANEOUS.

         2.1 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Amended and Restated Voting Agreement and agree that the terms of this Amended and Restated Voting Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.



            SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

         2.2 Governing Law. This Amended and Restated Voting Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of California.

         2.3 Amendment. This Amended and Restated Voting Agreement may be amended and any term hereof may be waived only by an instrument in writing signed by the Company and the holders of at least seventy-five percent (75%) of the Investor Shares.

         2.4 Severability. If any provision of this Amended and Restated Voting Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Amended and Restated Voting Agreement shall not be affected thereby.

         2.5 Successors. This Amended and Restated Voting Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

         2.6 Additional Shares. In the event that subsequent to the date of this Amended and Restated Voting Agreement any shares or other securities (other than any shares or securities of another corporation issued to the Company's shareholders pursuant to a plan of merger) are issued on, or in exchange for, any of the Investor Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Investor Shares for purposes of this Amended and Restated Voting Agreement.

         2.7 Waivers. No waivers of any breach of this Amended and Restated Voting Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

         2.8 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Amended and Restated Voting Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorneys' fees.

         2.9 Counterparts. This Amended and Restated Voting Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

         2.10 Entire Agreement. This Amended and Restated Voting Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein, including, without limitation, the Voting Agreement among the Company and the parties named therein dated April 16, 1998.



            SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Voting Agreement as of the date first above written.


COMPANY:

UNIPHY HEALTHCARE, INC.
/s/ Richard E. Francis, Jr.
--------------------------------------------
By: Richard E. Francis, Jr.
    ----------------------------------------
Its: President and Chief Executive Officer
     ---------------------------------------


INVESTORS:

UnIPhY PREFERRED SHAREHOLDERS:

ABS CAPITAL PARTNERS, L.P.

/s/ ABS Partners, L.P.
--------------------------------------------
By: Frederick L. Bryant
    ----------------------------------------
Title: General Partner
       -------------------------------------


/s/ Clifford G. Adlerz
--------------------------------------------
Clifford G. Adlerz


/s/ Randy W. Cook
--------------------------------------------
Randy W. Cook


/s/ Paul Davis
--------------------------------------------
Paul Davis


/s/ Richard E. Francis, Jr.
--------------------------------------------
Richard E. Francis, Jr.


/s/ R. Dale Kennedy
--------------------------------------------
R. Dale Kennedy


/s/ Tod Lambert
--------------------------------------------
Tod Lambert



            SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

MARTIN INVESTMENT PARTNERSHIP II

/s/ Charles N. Martin, Jr.
--------------------------------------------
By: Charles N. Martin, Jr.
    ----------------------------------------
Title:
       -------------------------------------


/s/ Kenneth C. Mitchell
--------------------------------------------
Kenneth C. Mitchell


Pacific Venture Group, L.P.
By:      PVG Equity Partner, L.L.C.,
         its General Partner

/s/ Eve M. Kurtin
--------------------------------------------
By: Eve M. Kurtin
Title: Member


PVG ASSOCIATES, L.P.
By:      PVG Equity Partner, L.L.C.,
         its General Partner

/s/ Eve M. Kurtin
--------------------------------------------
By: Eve M. Kurtin
Title: Member


/s/ Patrick R. Rooney
--------------------------------------------
Patrick R. Rooney


/s/ Teresa F. Sparks
--------------------------------------------
Teresa F. Sparks


/s/ Gregg Stanley
Gregg Stanley


--------------------------------------------
Anthony Taparo



            SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

ARC KEY SHAREHOLDERS:


ARTHUR S. DEMOSS FOUNDATION

/s/ Robert G. DeMoss
--------------------------------------------
By: Robert G. DeMoss
    ----------------------------------------
Title: President
       -------------------------------------


/s/ Jerry M. Eyler
--------------------------------------------
Jerry M. Eyler


FIRST AVENUE PARTNERS, L.P.

/s/ Front Street, LLC, General Partner
--------------------------------------------
By: /s/ David M. Wilds
    ----------------------------------------
Title: Managing Member
       -------------------------------------


/s/ William H. Freeman
--------------------------------------------
William H. Freeman


/s/ J. Michael Gould
--------------------------------------------
J. Michael Gould


HEALTH TECH AFFILIATES, INC.

/s/ Robert S. Gordon
--------------------------------------------
By: Robert S. Gordon
    ----------------------------------------
Title: Vice President
       -------------------------------------


HLM/CB Fund, L.P.


--------------------------------------------
By:
    ----------------------------------------
Title:
       -------------------------------------


HLM PARTNERS VII, L.P.

--------------------------------------------
By:
    ----------------------------------------
Title:
       -------------------------------------



            SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

/s/ W. Lawrence Hough
--------------------------------------------
W. Lawrence Hough


PIPER JAFFRAY, INC.

By:
    ----------------------------------------
Title:
       -------------------------------------


/s/ B. Max Lauderdale
--------------------------------------------
B. Max Lauderdale


/s/ Charles N. Martin, Jr.
--------------------------------------------
Charles N. Martin, Jr.


/s/ Charles T. Neal
--------------------------------------------
Charles T. Neal


/s/ Thomas Patten
--------------------------------------------
Thomas Patten


/s/ Keith B. Pitts
--------------------------------------------
Keith B. Pitts


/s/ Gary J. Prosterman
--------------------------------------------
Gary J. Prosterman


RICHLAND VENTURES II, L.P.

/s/ Jack Tyrrell
--------------------------------------------
By: Jack Tyrrell
    ----------------------------------------
Title: Managing Partner
       -------------------------------------


/s/ Ann R. Schaaf
--------------------------------------------
Ann R. Schaaf



            SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

SOUTH ATLANTIC PRIVATE EQUITY FUND IV (QP), LIMITED PARTNERSHIP
         By: South Atlantic Private Equity Partners IV, Limited Partnership, its general partner

                 /s/ Donald W. Burton
                 --------------------------------------------
                 By: Donald W. Burton
                     ----------------------------------------
                 Title: Partner
                        -------------------------------------


SOUTH ATLANTIC PRIVATE EQUITY FUND IV, L.P.
         By: South Atlantic Private Equity Partners IV, Limited Partnership, its general partner

                 /s/ Donald W. Burton
                 --------------------------------------------
                 By: Donald W. Burton
                     ----------------------------------------
                 Title: Partner
                        -------------------------------------


/s/ Cal Turner, Jr.
--------------------------------------------
Cal Turner, Jr.


/w/ William V.B. Webb
--------------------------------------------
William V.B. Webb


WW TWO, L.P.


--------------------------------------------
By:
    ----------------------------------------
Title:
       -------------------------------------


/s/ James A. Webb, III
--------------------------------------------
James A. Webb, III


UnIPhY FOUNDERS:


--------------------------------------------
Peter Davidson


--------------------------------------------
Shannon W. Fiser



            SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

THE FRANCIS IRREVOCABLE TRUST, ANN FRANCIS, TRUSTEE

---------------------------------------------------

By:
    ----------------------------------------
Title:
       -------------------------------------


--------------------------------------------
Victor Giovanetti


--------------------------------------------
George M. Goodwin


--------------------------------------------
Marlene D. Kelley


--------------------------------------------
H. Edward Kleine III


--------------------------------------------
Darrell Naish


--------------------------------------------
Richard Panek


--------------------------------------------
Vickie R. Warren




            SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

                                    EXHIBIT A

                                LIST OF INVESTORS

UNIPHY PREFERRED SHAREHOLDERS

ABS Capital Partners, L.P.
Clifford G. Adlerz
Randy W. Cook
Paul Davis
Richard E. Francis, Jr.
R. Dale Kennedy
Tod Lambert
Martin Investment Partnership II
Kenneth C. Mitchell
Pacific Venture Group, L.P.
PVG Associates, L.P.
Patrick R. Rooney
Teresa F. Sparks
Gregg Stanley
Anthony Taparo

ARC KEY SHAREHOLDERS

Arthur S. Demoss Foundation
Jerry M. Eyler
First Avenue Partners, L.P.
William H. Freeman
J. Michael Gould
Health Tech Affiliates, Inc.
HLM/CB Fund, L.P.
HLM Partners VII, L.P.
W. Lawrence Hough
Piper Jaffray, Inc.
B. Max Lauderdale
Charles N. Martin, Jr.
Charles T. Neal
Thomas Patten
Keith B. Pitts
Gary J. Prosterman
Richland Ventures II, L.P.
Ann R. Schaaf
South Atlantic Private Equity Fund IV (QP)
South Atlantic Private Equity Fund IV, L.P.
Cal Turner, Jr.
William V.B. Webb

WW Two, L.P.
James A. Webb, III

UnIPhY FOUNDERS

Peter Davidson
Shannon W. Fiser
The Francis Irrevocable Trust, Ann Francis, Trustee
Victor Giovanetti
George M. Goodwin
Marlene D. Kelley
H. Edward Kleine III
Darrell Naish
Richard Panek
Vickie R. Warren